          As filed with the Securities and Exchange Commission on March 15, 2001
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             First Union Corporation
             (Exact name of registrant as specified in its charter)

         North Carolina                                   56-0898180
  (State or other jurisdiction                         (I.R.S. employer
 of incorporation or organization)                   identification number)

                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6565
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                              Mark C. Treanor, Esq.
                  Executive Vice President and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery for the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

           Title of                                        Proposed maximum          Proposed maximum
        Securities to            Amount to be               offering price          aggregate offering        Amount of
        be registered            registered                    per unit                    price           registration fee
Common Stock
  (including rights to
  purchase shares of
  Common Stock or
  participating Class A
  Preferred Stock)............   4,000,000 shs.                 $31.76(1)             $127,040,000(1)          $33,539(1)

(1) Pursuant to Rule 457(c), the registration fee is based on the average of the high and low prices per share of Common Stock on the New York Stock Exchange Composite Transactions Tape on March 13, 2001 ($31.76).

                             FIRST UNION CORPORATION

                                   PROSPECTUS

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               -------------------

                                  Common Stock
                         (Par Value $3.33 1/3 Per Share)
                               -------------------

   This prospectus describes First Union Corporation's Dividend Reinvestment and Stock Purchase Plan. The Plan provides stockholders who own shares of First Union common stock in their own name a simple, cost effective and convenient method of investing in our common stock.

   The Plan allows you to:

       o reinvest all of your common stock cash dividends in additional shares of our common stock; and

       o purchase additional shares of our common stock by making optional cash purchases of our common stock.

   We pay all fees and brokerage commissions for reinvesting dividends and purchasing additional shares of common stock through optional cash purchases. There are, however, fees and brokerage commissions charged for using other Plan services, including if you sell shares from the Plan.

   If you are currently participating in the Plan, you will remain enrolled in the Plan and you do not have to take any action unless you wish to terminate your participation in the Plan, change your elections in the Plan, or are required to change your direct debit amounts for optional cash purchases under the Plan. If you are not a participant in the Plan, you may become one by completing an enrollment form and returning it to the Plan's administrator, which is currently First Union National Bank. You can request at enrollment form by calling 1-800-347-1246. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

   We have registered 4,000,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

   Our common stock is listed and traded on the New York Stock Exchange under the symbol "FTU". On March 14, 2001, the closing price per share of our common stock on the NYSE was $31.36.

   These securities have not been approved or disapproved by the SEC, any state securities commission or the Commissioner of Insurance of the State of North Carolina nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
                             --------------------

                     This prospectus is dated March 15, 2001

                              About This Prospectus

   This document is called a prospectus and is part of a registration statement that we filed with the SEC relating to the shares of our common stock offered. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered and the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information".

   When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

  Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "we", "us", "our", or similar references mean First Union Corporation and its subsidiaries.

                       Where You Can Find More Information

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

   The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

       o  Annual Report on Form 10-K for the year ended December 31, 2000, and
       o  Current Report on Form 8-K dated January 18, 2001.

   You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address: Investor Relations, First Union Corporation, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0206, (704) 374-6782.

                             First Union Corporation

   First Union was incorporated under the laws of North Carolina in 1967. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and are supervised and regulated by the Board of Governors of the Federal Reserve System. Our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities.

   In addition to North Carolina, First Union's full-service banking subsidiaries operate in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, Pennsylvania, South Carolina, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. First Union also provides various other financial services, including mortgage banking, home equity lending, investment banking, insurance and securities brokerage services through other subsidiaries.

   In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, First Union has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the eastern United States. Since November 1985, First Union has completed over 90 banking-related acquisitions.

   We continue to evaluate our operations and organizational structures to ensure they are closely aligned with our goal of maximizing performance in our core business lines, Capital Management, the General Bank, and Capital Markets. When consistent with our overall business strategy, we may consider the disposition of certain assets, branches, subsidiaries or lines of business. While acquisitions are no longer a primary business activity, we continue to routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected.

   First Union is a separate and distinct legal entity from our banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

                             Description of the Plan

   This prospectus reflects various recent amendments to the Plan, including (i) increasing the minimum amount of optional cash purchases for a participant to $50 per month from $25 per month, beginning with any optional cash purchases after June 15, 2001; and (ii) increasing the minimum shares held of record by a stockholder to participate in the Plan from ten to fifty shares, beginning after June 15, 2001. This prospectus updates our prior prospectuses relating to the Plan, including the prospectus dated May 26, 1998, to reflect these amendments and other changes to the Plan.

  The following, in question and answer form, are the provisions of the Plan in effect on and after the date hereof, other than those amendments that will take effect at a later date as described in the preceding paragraph. If you are not a participant in the Plan, you will continue to receive cash dividends, as declared, in the usual manner.

Purpose

1. What is the purpose of the Plan?

     The primary purpose of the Plan is to provide you with a simple and convenient way of increasing your ownership of our common stock by reinvesting cash dividends and making optional cash purchases in additional shares of our common stock without paying any brokerage commissions or service fees. Shares purchased under the Plan will either be original issue shares acquired directly from us or shares purchased in market transactions as described in Question 11, as we determine from time to time. To the extent shares are original issue shares, we will receive additional funds for general corporate purposes, including investments in, or extensions of credit to, our banking and nonbanking subsidiaries. To the extent shares are purchased in market transactions, we will not receive any additional funds.

Administration

2. Who administers the Plan?

     First Union National Bank, our subsidiary, is the Plan administrator and performs certain bookkeeping and similar administrative functions in connection with the operation of the Plan, including keeping records and sending statements of accounts to participants. First Union National Bank's mailing address is 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153, and its telephone number is 1-800-347-1246 (704-590-0393 in Charlotte). We may adopt policies and procedures to facilitate the administration of the Plan.

Advantages

3. What are the advantages of the Plan?

     Participants in the Plan may:

       - Automatically reinvest their common stock cash dividends, currently at a one percent discount, including dividends on shares of common stock held by them under the Plan, in additional shares of common stock.

       - Reinvest additional cash, ranging from a minimum of $50 to a maximum of $10,000 per month (subject to the threshold price provisions described in Question 18), in additional shares of common stock by submitting payments by check or through use of the Plan's direct debit program.

       - Avoid fees and brokerage commissions in connection with your purchases under the Plan.

       - Reinvest the full amount of all dividends and any optional cash purchases, since fractional share interests may be held under the Plan.

       - Avoid safekeeping and record-keeping requirements and costs through the free custodial service and reporting provisions of the Plan.

Disadvantages

4. What are some of the disadvantages of the Plan?

       - Prior to being invested on a particular investment date as described in Question 16, optional cash purchases may not be returned to participants in the Plan, unless a request is received prior to 5:00 p.m. on the last business day prior to the applicable investment date.

       - No interest will be paid on payments for optional cash purchases pending investment or return.

       - If you send in a payment for an optional cash purchase, the price of the common stock may go up or down before the purchase is made.

Important Dates

5. What are some of the important dates to remember about the Plan?

       - Participation. We must receive an enrollment form at least five days before the record date established for a particular dividend in order to have your dividend reinvested under the Plan. Dividend payment dates for our common stock have traditionally been the 15th day of March, June, September and December, and the corresponding record dates have traditionally been the last day of the month prior to the applicable payment date. In order to make optional cash purchases under the Plan in months in which no dividend is paid, you must be a holder of record on the last business day of the month prior to the investment date (the investment date is generally the 15th day of the month) relating to your optional cash purchases. See Question 6.

       - Pricing Period. The ten business days preceding the applicable investment date. See Question 14.

       - Investment Dates. In months in which dividends are paid the investment date is the dividend payment date. In months in which dividends are not paid the investment date is generally the 15th day of the month. See Question 12.

       - Optional Cash Purchases. The deadline for receiving payments for optional cash purchases is 5:00 p.m., Charlotte time, on the last business day prior to the applicable investment date. See Question 16.

       - Threshold Price. A threshold price for making optional cash purchases in excess of $2,000 will be established prior to 5:00 p.m. on the last business day preceding each pricing period. See Question 18.

Participation

6. Who is eligible to participate in the Plan?

     All holders of record of at least fifty shares of common stock are eligible to participate in the Plan, excluding depository clearing organizations; provided, however, if any participants have the same social security number or federal tax identification number, the maximum amount of optional cash purchases which all of those participants may make on each investment date is limited to the maximum amount of optional cash purchases that one participant may make on such investment date, except as may otherwise be permitted under the Plan. You are a stockholder of record if your common stock is registered in your own name rather than the name of a broker, bank, custodian or nominee.

7. How do I  become a Participant?

     You may join the Plan by signing an enrollment form and returning it to the Plan administrator. You may obtain enrollment forms at any time by written request to First Union National Bank, Corporate Trust Department, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153, or by calling 1-800-347-1246.

     If your shares of common stock are registered in names other than your own (for example, in the name of a broker, bank, custodian or other nominee), you must become an owner of record by having the number of shares (not less than fifty) you wish to have participate in the Plan transferred into your name.

8. When may I join the Plan?

     You may join the Plan at any time. If the Plan administrator receives an enrollment form at least five days before the record date established for payment of a particular dividend, reinvestment of dividends under the Plan will begin with that dividend. If an enrollment form is received after the fifth day prior to the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. In the past, quarterly dividend record and payment dates for our common stock have ordinarily occurred on or about the following dates:

                    Record Date                        Payment Date
                    -----------                        ------------
                    February 28                        March 15
                    May 31                             June 15
                    August 31                          September 15
                    November 30                        December 15

     In order to make optional cash purchases in months in which no dividend is paid, you must be a holder of record on the last day of the month prior to the investment date relating to the optional cash purchases.

9. Are stockholders enrolled in the Plan required to send in a new enrollment form or to take any action?

      No, if you are already enrolled in the Plan, you will continue to be enrolled without further action on your part unless you give notice to the Plan administrator that you wish to terminate participation in the Plan or change your elections under the Plan. If you currently participate in our direct debit program for optional cash purchases and are currently making purchases of less than $50 per month, you will need to submit a new Direct Debit Authorization Form prior to June 15, 2001. See Question 17.

Costs

10. Are there any expenses to participants in connection with purchases?

     For purchases, you will incur no brokerage commissions or service charges, unless you do not provide the Plan administrator with sufficient funds for purchases, in which case you may be charged an "insufficient funds" fee. We will pay all costs of administering the Plan. For sales of fractional shares held for you under the Plan, any brokerage commissions or other fees will be charged to you. See Question 23. We reserve the right to establish or change service charges in connection with the Plan in the future, and you will be notified prior to any charges taking effect.

Purchases

11. How are shares of common stock acquired?

     At our sole discretion, shares purchased under the Plan may be purchased
(i) directly from us from authorized and unissued shares, or (ii) in "market transactions," which are transactions on any securities exchange where the shares are traded, in the over-the-counter market or in negotiated transactions. Market transactions may be on such terms as to price, delivery, and otherwise, as an agent who we will appoint to act for you, may determine. First Union Securities, Inc., a full-service brokerage firm and our wholly-owned subsidiary, may from time to time act as the agent. Neither First Union nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made. Market transactions will not provide new funds for us.

12. What are the investment dates?

     The investment dates will be the cash dividend payment dates in months in which dividends are paid and the 15th day of the month in each other month; provided if the NYSE is not open on that date, the investment date will be the next day that the NYSE is open.

13. When will shares of common stock be purchased?

     Purchases of authorized but unissued shares of our common stock directly from us will be made as of each investment date and will include the optional cash purchases and dividends to be reinvested as of each investment date, as applicable. Purchases by the agent through market transactions will begin on or after the investment date and after the delivery to the agent by the Plan administrator of the payments for optional cash purchases and the dividends to be reinvested, as applicable, and will be completed as soon as reasonably practicable but not later than 30 days after that date, unless we determine that completion at a later date is necessary or advisable under applicable federal securities laws. No interest will be paid on any funds received under the Plan.

14. At what price will shares of common stock be purchased?

     If shares issued are newly issued shares, the price at which the shares will be purchased (the "investment prices") will be the average of the high and low sale prices of the common stock on the NYSE on the ten business days preceding the applicable investment date (we refer to that ten-trading day period as the "pricing period"), subject to the provisions in Question 18 with respect to optional cash purchases in excess of $2,000 if the threshold price is greater than the investment price, and provided that we will have the right from time to time to allow purchases to be made at a discount upon notice to you. Any discount may be changed or discontinued by us at any time upon notice to you. Dividends are currently being used to purchase shares of our common stock at a one percent discount, and there is currently no discount for optional cash purchases.

     If shares are purchased in market transactions, the price at which the shares will be purchased will be the weighted average purchase price of all shares of our common stock purchased for the relevant investment date.

     Under certain circumstances, financial intermediaries may engage in positioning and other transactions which would allow them to acquire shares prior to a record date for a particular investment date, acquire shares at a discount under the plan, and resell the shares to capture the discount. If financial intermediaries engage in those types of transactions, under certain circumstances, the intermediaries may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. We have not entered into any arrangements (formal or informal) with any financial intermediaries to engage in those types of transactions.

15. How many shares of common stock will be purchased for me?

     The number of shares purchased for each participant will depend on the amount of your dividends and optional cash purchases and the market price of the common stock. Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount reinvested by you, divided by the applicable purchase price per share of the common stock. The Plan does not permit partial reinvestments of dividends.

Optional Cash Purchases

16. How may I make optional cash purchases?

     You may make optional cash purchases by enclosing a check or money order payable to "First Union National Bank, Administrator" together with an optional cash purchase form attached to a statement of account referred to below and mailing them to First Union National Bank, Corporate Trust Department, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153. The deadline for receiving optional cash purchases to be made as of a particular investment date is 5:00 p.m., Charlotte time, on the last business day prior to the relevant investment date. Optional cash purchases received after that date and time will be made as of the next investment date, subject to the Plan provisions. In addition, you can also authorize the Plan administrator to automatically debit your checking or savings account for monthly optional cash purchases by completing the Direct Debit Authorization Form that appears on the reverse side of the enrollment form. Enrollment forms can be obtained by request to the Plan administrator.

     If you desire the return of any payment for optional cash purchases, you must notify the Plan administrator prior to 5:00 p.m. on the last business day prior to the investment date. Requests received by the Plan administrator after such time will not be honored.

17. What are the limitations on making optional cash purchases?

      Beginning with any optional cash purchases with an investment date after June 15, 2001, any optional cash purchases must not be less than $50. In addition, unless approved by us as described in Question 18 and subject to the threshold price provisions for optional cash purchases in excess of $2,000, optional cash purchases may not exceed $10,000 on any investment date. We may, from time to time, change the minimum or maximum amounts of optional cash purchases per month upon notice to you. We currently expect that optional cash purchases will be limited to $2,000 per month pursuant to the threshold price provisions described in Question 18.

     Optional cash purchases made by check need not be in the same amount of money each time. However, if you elect to make optional cash purchases through the direct debit program, the debit must be in the same amount each month and will continue until you notify the Plan administrator in writing that you wish to change the amount or terminate participation in the direct debit program. If you currently participate in our direct debit program for optional cash purchases and are currently making purchases of less than $50 per month, you will need to submit a new Direct Debit Authorization Form for purchases of at least $50 per month prior to making any optional cash purchases by direct debit after June 15, 2001.

     If you wish to make optional cash purchases in excess of the maximum amount, you may do so if you have obtained our prior written approval, and our approval may be granted or withheld in our sole discretion. Requests for approval should be directed to us at (704-374-6782).

     The primary factors that we currently expect to consider in determining whether to grant waiver requests are (i) the market price of our common stock,
(ii) our current and expected capital needs, (iii) the amount of optional cash purchases expected to be made, and (iv) the amount we are being requested to waive. We currently expect that waivers in any given month would either be granted for all requests or be denied for all requests, unless the amount that one or more participants are requesting to be waived exceeds the amount we desire to receive in a month. There is currently no maximum dollar limit on the amount of shares of our common stock that may be purchased through a waiver.

18. What are the threshold price provisions?

       Prior to 5:00 p.m. on the last business day preceding each pricing period, we will establish a minimum price for optional cash purchases, the threshold price, in excess of $2,000 on the investment date following the pricing period, subject to the following provisions:

       - The threshold price will be established in our sole discretion after a review of current market conditions and other factors.

       - You may obtain the threshold price by telephoning the Plan administrator at 1-800-347-1246.

       - If the average high and low sale prices of our common stock on the NYSE on a trading day during the pricing period, a daily investment price, is less than the threshold price, that daily investment price will be excluded from the pricing period for purposes of calculating the investment price for optional cash purchases in excess of $2,000, except as provided below. An example of this is described in Example 3 below, where for purposes of calculating the investment price for optional cash purchases in excess of $2,000 only those days during the investment period where the daily investment price exceeds the threshold price are used in making the calculation.

       - If the threshold price is greater than the daily investment price on each business day during a pricing period for a particular investment date, prior to 5:00 p.m. on the last business day prior to the investment date, we will have the right to determine, in our sole discretion, whether or not optional cash purchases in excess of $2,000 in the aggregate per participant will be made at the investment price on the investment date. If we determine that purchases are not to be made, payments for purchases will be returned to the participants as promptly as practicable following the investment date, without interest.

       - You may call the Plan administrator at the number listed above to ascertain the investment price and if optional cash purchases in excess of $2,000 are to be invested on the investment date.

       - The threshold price provisions described above apply only to original issue shares and optional cash purchases in excess of $2,000 in the aggregate per participant.

    Some examples of how the threshold price provisions apply are as follows:

       - Example 1. We set the threshold price at $35.00 prior to the pricing period. Each day's average of the high and low sale prices of our common stock on the NYSE for the ten business days during the pricing period is below $35.00 and the average of those prices is $33.50. Under these circumstances, we have the option to either (i) permit all optional cash purchases to be made at $33.50 per share, or (ii) permit only optional cash purchases totalling $2,000 or less to be made.

       - Example 2. We set the threshold price at $35.00 prior to the pricing period. Each day's average of the high and low sale prices of our common stock on the NYSE for the ten business days during the pricing period is greater than $35.00 and the average of those prices is $37.00 Under these circumstances, all optional cash purchases would be made at $37.00 per share.

       - Example 3. We set the threshold price at $35.00 prior to the pricing period. Several but not all of each day's average of the high and low sale prices of our common stock on the NYSE for the ten business days during the pricing period are greater than $35.00. The average of the days where those prices exceeds $35.00 is $37.00. The average of the ten days' high and low common stock prices on the NYSE is $33.50. Under these circumstances, (i) all optional cash purchases equal to $2,000 or less would be made at $33.50 per share, and (ii) all optional cash purchases in excess of $2,000 would be made at $37.00 per share.

    The primary purpose of the threshold price provisions is to assure the price that we will receive for optional cash purchases in excess of $2,000 on each investment date. We currently expect that optional cash purchases will be limited to $2,000 per month pursuant to the threshold price provisions.

Reports to Participants

19. What reports will be sent to me?

     As soon as practicable after each purchase you make, you will receive a statement of your account, which will include information regarding the most recent purchase for you and other information regarding the status of your account as of the date of that statement. These statements will provide a record of the cost basis of shares purchased and should be retained for tax purposes. Additional or replacement copies of any statement will be provided to you upon request to the Plan administrator for a $15.00 fee.

Dividends

20. Will I receive dividends on shares held in my account?

     Yes. Dividends will be paid on all shares of common stock held in your account on the basis of the full shares and fractional share interests held on the record dates for the dividends. Dividends will automatically be reinvested in additional shares of common stock, which will be credited to your account.

Withdrawal of Shares in Plan Accounts

21. How may I withdraw shares?

     You may withdraw all or any portion of the full shares of common stock held in your account by notifying the Plan administrator of the desire to withdraw shares. The notice should be sent to First Union National Bank, Corporate Trust Department, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153. A certificate for the full shares that are requested to be withdrawn will be issued in your name and mailed to you. In no case will certificates for fractional share interests be issued. See Questions 22 and 23.

Termination of Participation

22. How may my participation be terminated?

     You may terminate participation at any time by notifying the Plan administrator in writing that you wish to discontinue participation. If the Plan administrator receives your notice to discontinue reinvestment on or prior to the record date for a dividend payment, the next dividend will be paid to you in cash. If the Plan administrator receives your notice to discontinue reinvestment after the record date for a dividend payment, the cash dividend paid on that payment date will be reinvested in common stock for your account and then your account will be terminated. Thereafter, all dividends on common stock you hold of record will be paid to you in cash unless you re-enroll in the Plan, which you may do at any time. Any termination notice should be sent to First Union National Bank, Corporate Trust Department, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153.

     We may also terminate a participant's participation in the Plan for any reason, including if during a calendar year a participant reinvests less than $100 in dividends, by giving written notice of termination to a participant at any time; provided that if the notice is given between a dividend record date and payment date, the termination will not be effective for that dividend.

23. What happens to the full shares and any fractional share interest in my account when my participation is terminated?

     Upon termination of your participation in the Plan, a certificate for the number of full shares in the participant's account will be issued in the name of and mailed to the participant. In lieu of issuing a certificate for any fractional share interest remaining in a terminated participant's account, the fractional share interest will be sold and a check for the net proceeds resulting from that sale (i.e., the proceeds from the sale less brokerage commissions and other service charges) will be mailed to the participant.

Other Information

24. Will certificates be issued for shares of common stock purchased?

     Unless you request, certificates for shares of common stock purchased on your behalf will not be issued in your name. Certificates for any number of whole shares credited to your account will be issued in your name without charge upon receipt by the Plan administrator of a written request from you. Certificates representing fractional share interests will not be issued under any circumstances.

25. Does the Plan provide for safekeeping of share certificates?

     Yes. You may at any time deposit certificates for shares of common stock you hold of record. If you desire to use this safekeeping feature, you should send the certificates to the Plan administrator, together with a written request that the shares be added to your account. You should send these certificates by registered mail, return receipt requested, and should insure them in an amount sufficient to cover the bond premium that would be charged to replace the certificates if they were lost or destroyed. Dividends on shares of common stock deposited for safekeeping will be reinvested. We provide this safekeeping feature free of charge.

26. What happens to my account if all shares registered in my name are transferred or sold?

     If you disposes of all shares of common stock registered in your name on our stockholder records without terminating participation, the Plan administrator will continue to reinvest dividends payable on the shares of common stock held in your account until such time as your participation in the Plan is terminated. If you sell all of the shares of common stock you hold of record, you would still hold shares under the Plan because those shares are held by the Plan administrator as nominee for all participants in the Plan. Dividends on the shares held in the Plan by you would continue to be reinvested under the Plan until you request that those shares be issued to you or sold by the Plan administrator, as applicable.

     If you do not have any shares of common stock registered in your name on our stockholder records and if you have less than 100 shares of common stock in your account, you may instruct the Plan administrator, in form satisfactory to the Plan administrator, to sell the shares of common stock in your account through the agent. We will pay all commissions or mark-ups and any other brokerage fees and expenses charged by the broker-dealers involved in those sales. A check for the proceeds from the sale of those shares of common stock will be mailed to you following settlement of the sale. Sales by the agent will be made at such times, in such amounts, at such prices and by such methods as the agent in its sole discretion deems to be in the best interest of the Plan and the participants, subject to applicable federal securities laws. You will realize gain or loss in connection with the sale of the shares of common stock in your account equal to the difference between the amount which you receive for those shares and the tax basis of those shares.

27. What happens if First Union has a common stock rights offering, stock dividend or stock split?

     Any common stock stock dividend or stock split issued by us will be credited to your account based on the number of shares (including fractional share interests) you hold in your account on the record date for the dividend or split. In the event we make available to holders of common stock, rights or warrants to purchase additional shares of common stock or other securities, those rights or warrants will be made available to you based on the number of shares (including fractional share interests to the extent practicable) you hold in your account on the record date established for determining the holders of common stock entitled to such rights or warrants.

     In the event of a stock split, stock dividend or other similar transaction, the number of shares of common stock covered by this prospectus will be increased accordingly.

28. How will my shares be voted at a meeting of stockholders?

     If on the record date for a meeting of stockholders there are any shares credited to your account, those shares will be added to the shares registered in your name on our stockholder records and you will receive one proxy covering the total of those shares, which proxy will be voted as you direct; or, if you so elect, you may vote all of those shares in person at the stockholders' meeting.

29. May I  sell, pledge or otherwise assign my account?

     You may not sell, pledge or otherwise assign or transfer your account, or any interest therein, or any shares of common stock credited to your account, except that shares may be sold as provided in Question

26 and may be transferred in accordance with the requirements as may be imposed by the Plan administrator in connection with transfers. Except as provided in the preceding sentence, if you desire to sell, pledge or otherwise assign or transfer shares of common stock in your account, you must request that certificates for those shares be issued in your name.

30. What are the federal income tax consequences of participation?

   Reinvestment of Dividends

     If the shares issued are newly issued shares, participants will be considered to have received a dividend for federal income tax purposes equal to the fair market value as of the investment date of the shares purchased with the reinvested dividends, even though the actual price, by virtue of a discount or market fluctuations during the pricing period, may be more or less than that amount. If the shares issued are acquired by market transactions, participants will be treated as having received a dividend equal to the cash dividend paid by us increased by the amount of brokerage fee and charges paid to the agent by us. Those dividend amounts will become your basis in the shares purchased, and your holding period of those shares will begin on the day following the date of purchase.

     Optional Cash Purchases

     With respect to newly issued shares, participants who elect to reinvest in additional shares by making optional cash purchases will be treated for federal income tax purposes as having received a dividend equal to the excess (if any) of (i) the fair market value on the investment date of the shares purchased, over (ii) the optional cash purchases made. (For the method used in computing market price, see Question 14.) You will not be deemed to have received a dividend with respect to shares acquired by purchases in market transactions, except to the extent of brokerage fees paid to the agent by us. Your tax basis in the shares purchased will be equal to the cost paid by you in acquiring the stock, plus the amount (if any) treated as a dividend for federal income tax purposes, and the participant's holding period for those shares will begin on the day following the date of purchase.

     Additional Information Applicable to Reinvestment of Dividends and Optional Cash Purchases

     The dividend income received by a corporate stockholder generally is eligible for a 70 percent dividends-received deduction under current federal tax laws.

     You will not realize any taxable income upon the receipt of certificates for whole shares credited to your account, either upon your request for certificates for those shares or upon withdrawal from or termination of the Plan. However, if you receive, upon withdrawal from or termination of the Plan, a cash payment for a fractional share credit to your account, you will be treated as having redeemed the fractional share of stock and accordingly will recognize gain or loss for tax purposes equal to the difference between the cash payment and your tax basis of that fractional share. You will realize gain or loss upon the sale or exchange of shares after withdrawal from the Plan. The amount of that gain or loss will be the difference between the amount which you receive for each whole share, and your tax basis for the shares.

     A participant (including a foreign stockholder) whose dividends are subject to United States income tax withholding will have the amount of the tax to be withheld deducted from those dividends before reinvestment in additional shares for that participant's Plan account. Statements confirming purchases made for that participants will indicate that tax has been withheld. Pursuant to Internal Revenue Service regulations, the amount of tax to be withheld will be determined by applying the applicable withholding rate to an amount equal to the amount of cash dividends that the participant would have received had the dividends been paid to the participant in cash.

     The above is intended only as a general discussion for the current federal income tax consequences of participation in the Plan. You should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of your participation in the Plan.

31. What is the responsibility of the Plan administrator, First Union and the agent?

     The Plan administrator, First Union and the agent shall not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability

       o arising out of failure to terminate a participant's account upon the participant's death prior to receipt by the Plan administrator of notice in writing of such death,

       o with respect to the price at, or terms upon which, shares of common stock may be purchased or the times such purchases may be made, or

       o with respect to any fluctuation in the market value of the common stock before, at or after any such purchases may be made, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan. The foregoing limited liability provision does not affect a stockholder's right to bring a cause of action based on alleged violations of federal securities laws. The terms and conditions of the Plan shall be governed by the laws of the State of North Carolina.

32. May the plan be changed or discontinued?

     We reserve the right to modify, suspend or terminate the Plan at any time. You will be notified of any such modification, suspension or termination.

                                 Use of Proceeds

     The net proceeds from the sale of newly issued shares of common stock issued under the Plan will be used for our general corporate purposes, which may include the reduction of indebtedness, investments at the holding company level, investments in, or extensions of credit to, our banking and nonbanking subsidiaries and other banks and companies engaged in other financial service activities, the purchase of our outstanding equity securities, and possible acquisitions. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and the availability of other funds. Based upon our past and anticipated growth, we may engage in additional financings of a character and amount to be determined as the need arises.

     We will not receive any funds under the Plan from the purchase of shares of common stock by the agent in market transactions.

                           Description of Common Stock

   The following information outlines some of the provisions in our articles of incorporation, bylaws and the North Carolina Business Corporation Act (the "NCBC Act"). This information is qualified in all respects by reference to the provisions of First Union's articles, bylaws and the NCBC Act.

Authorized Common Stock

   Our authorized common stock consists of 2,000,000,000 shares of common stock, par value $3.33 1/3 per share. On February 28, 2001, 981,042,725 shares of common stock were issued and outstanding. Our common stock is listed on the NYSE under the symbol "FTU".

General

   Subject to the prior rights of any First Union preferred stockholder, Class A preferred stockholder and depositary stockholder then outstanding, common stockholders are entitled to receive such dividends as our board of directors may declare. In the event of liquidation or dissolution, common stockholders are entitled to receive any of our net assets remaining after paying all liabilities and after paying all preferred stockholders, Class A preferred stockholders and depositary stockholders the full preferential amounts to which those holders are entitled.

   Under an indenture between us and Wilmington Trust Company, as trustee, we agreed not to pay any dividends on, or acquire or make a liquidation payment relating to, any of our common stock, preferred stock and Class A preferred stock, if, at that time, there is a default under the indenture or a related First Union guarantee or if we have deferred interest payments on the securities issued under the indenture.

   Subject to the prior rights of any preferred stockholders, Class A preferred stockholders and depositary stockholders, common stockholders have all voting rights, each share being entitled to one vote on all matters requiring stockholder action and in electing directors. Common stockholders have no preemptive, subscription or conversion rights. All of the outstanding shares of common stock are, and any common stock issued and sold hereunder will be, fully paid and nonassessable.

   First Union National Bank is the transfer agent, registrar and dividend disbursement agent for the common stock.

Rights Plan

   Under First Union's Shareholder Protection Rights Agreement, each outstanding common stock share has a right attached to it. This right remains attached unless a separation time occurs. At separation time, common stockholders will receive separate certificates for these rights. Each right entitles its owner to purchase at separation time one one-hundredth of a share of a participating series of Class A preferred stock for $105. This series of Class A preferred stock would have economic and voting terms similar to those of one common stock share. Separation time would generally occur at the earlier of the following two dates:

       o the tenth business day after any person commences a tender or exchange offer that entitles that person to 10% or more of our outstanding common stock;

   or

       o the tenth business day after we publicly announce that a person has acquired beneficial ownership of 10% or more of our outstanding common stock.

   These rights will not trade separately from the shares of common stock until separation time occurs, and may be exercised on the business day immediately after the separation time. The rights will expire at the earliest of:

       o the date on which our board of directors elects to exchange the rights for our common stock or preferred stock as described below;

       o the close of business on December 28, 2010, unless extended by our board of directors; or

       o  the date on which the rights are terminated as described below.

Once we publicly announce that a person has acquired 10% of our outstanding common stock, we can allow for rights holders to buy our common stock for half of its market value. For example, we would sell to each rights holder common stock shares worth $210 for $105 in cash. At the same time, any rights held by the 10% owner or any of his affiliates, associates or transferees will be void. In addition, if we are acquired in a merger or other business combination after a person has become a 10% owner, the rights held by stockholders would become exercisable to purchase the acquiring company's common stock for half of its market value.

   In the alternative, our board of directors may elect to exchange all of the then outstanding rights for shares of common stock at an exchange ratio of two common stock shares for one right. Upon election of this exchange, a right will no longer be exercisable and will only represent a right to receive two common stock shares.

   If we are required to issue common stock shares upon the exercise of rights, or in exchange for rights, it may substitute shares of participating Class A preferred stock. The substitution will be at a rate of two one one-hundredths of a share of participating Class A preferred stock for each right exchanged.

   The rights may be terminated without any payment to holders before their exercise date. The rights have no voting rights and are not entitled to dividends.

   The rights will not prevent a takeover of First Union. The rights, however, may cause substantial dilution to a person or group that acquires 10% or more of common stock unless our board first terminates the rights. Nevertheless, the rights should not interfere with a transaction that is in our stockholders' best interests because the rights can be terminated by the board before that transaction is completed.

   The complete terms of the rights are contained in the Shareholder Protection Rights Agreement. This agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the description above is qualified entirely by that document. A copy of this agreement can be obtained upon written request to First Union National Bank, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28288-1153.

Other Provisions

   Our articles and bylaws contain various provisions which may discourage or delay attempts to gain control of First Union. Our articles include provisions

       o classifying the board of directors into three classes, each class to serve for three years, with one class elected annually;

       o authorizing the board of directors to fix the size of the board between nine and 30 directors;

       o authorizing directors to fill vacancies on the board occurring between annual stockholder meetings, except that vacancies resulting from a director's removal by a stockholder vote may only be filled by a stockholder vote;

       o providing that directors may be removed only for a valid reason and only by majority vote of shares entitled to vote in electing directors, voting as a single class;

       o authorizing only the board of directors, our Chairman or President to call a special meeting of stockholders, except for special meetings called under special circumstances for classes or series of stock ranking superior to common stock; and

       o requiring an 80% stockholder vote by holders entitled to vote in electing directors, voting as a single class, to alter any of the above provisions.

   Our bylaws include specific conditions under which business may be transacted at annual stockholders' meetings, and persons may be nominated for election as our directors at annual stockholders' meetings.

   The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless

       o the Federal Reserve Board has been given 60 days' prior written notice of the proposed acquisition; and

       o within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued;

or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as us, would constitute the acquisition of control.

   In addition, any "company" would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding stock. Obtaining "control" over us would also require Federal Reserve Board prior approval. "Control" generally means

       o the ownership or control of 25% or more of a bank holding company voting securities class,

       o the ability to elect a majority of the bank holding company's directors, or

       o the ability otherwise to exercise a controlling influence over the bank holding company's management and policies.

   Two North Carolina stockholder protection statutes adopted in 1987, The North Carolina Stockholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not to be covered by these statutes. We elected not to be covered by these statutes.

   In addition, in certain instances the ability of our board to issue authorized but unissued shares of common stock, preferred stock or Class A preferred stock may have an anti-takeover effect.

   Existence of the above provisions could result in our being less attractive to a potential acquiror, or result in our stockholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

                             Validity of Securities

     The validity of the common stock offered will be passed upon for us by Ross
E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of First Union. Mr. Jeffries owns shares of common stock and holds options to purchase additional shares of common stock.

                                     Experts

   The consolidated balance sheets of First Union as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, included in First Union's 2000 Annual Report to Stockholders which is incorporated by reference in First Union's 2000 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                           Forward-Looking Statements

   This prospectus contains or incorporates statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as "will likely result", "may", "are expected to", "is anticipated", "estimate", "projected", "intends to", or other similar words. Our actual results, performance or achievements could be materially different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the prospectus or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be materially different from those expressed or implied by these forward-looking statements.

                                 Indemnification

   Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the North Carolina Business Corporation Act and our bylaws. We also have directors' and officers' liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Plan is not available to any person to whom we may not legally offer it. The date of this prospectus is March 15, 2001. You should not assume that the information in this prospectus is still accurate as of any later date.


                        ---------------

                       Table of Contents
                        ---------------
                        ---------------

                                                           Page
About This Prospectus.....................................  2
Where You Can Find More Information.......................  2
First Union Corporation...................................  3
Description of the Plan...................................  3
   Purpose................................................  4
   Administration.........................................  4
   Advantages.............................................  4
   Disadvantages..........................................  5
   Important Dates........................................  5
   Participation..........................................  5
   Costs..................................................  6
   Purchases..............................................  7
   Optional Cash Purchases................................  8
   Reports to Participants................................ 10
   Dividends.............................................. 10
   Withdrawal of Shares in Plan Accounts.................. 11
   Termination of Participation........................... 11
   Other Information...................................... 11
Use of Proceeds........................................... 14
Description of  Common Stock.............................. 14
Validity of Securities.................................... 18
Experts................................................... 18
Forward - Looking Statements.............................. 18
Indemnification........................................... 18



                             First Union Corporation


                                    DIVIDEND
                                  REINVESTMENT
                                    AND STOCK
                                    PURCHASE
                                      PLAN


                                  Common Stock


                                   PROSPECTUS








                              Dated March 15, 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration Statement filing fee................................   $ 33,539
Legal fees and expenses..........................................      1,000
Accounting fees and expenses.....................................     10,000
Printing costs...................................................     10,000
Miscellaneous....................................................     10,461
Total............................................................   $ 65,000

Item 15. Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the NCBC contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     First Union's bylaws provide for the indemnification of First Union's directors and executive officers by First Union against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of First Union.

     First Union's articles provide for the elimination of the personal liability of each director of First Union to the fullest extent permitted by the provisions of the NCBC, as the same may from time to time be in effect.

     First Union maintains directors' and officers' liability insurance, which provides, in general, insurance to (i) First Union's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) First Union against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 16. Exhibits.

Exhibit No.                            Description
-----------                            -----------

(3)(a) Restated Articles of Incorporation of First Union, as amended. (Incorporated by reference to Exhibit (4) to First Union's 1998 Third Quarter Report on Form 10-Q.)
 (3)(b) By-laws of First Union, as amended. (Incorporated by reference to Exhibit (3)(b) to First Union's 1995 Annual Report on Form 10-K.)
 (4)(a) Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to First Union's Current Report on Form 8-K dated December 20, 2000.)
 (4)(b) All instruments defining the rights of holders of long-term debt of First Union and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
 (5)        Opinion of Ross E. Jeffries, Jr., Esq.
 (23)(a)    Consent of KPMG LLP.
 (23)(b)    Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit (5).)
 (24)       Power of Attorney.


Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                       (i) to include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                       (ii) to reflect in the prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                       (iii) to include any material information with respect to
            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 15, 2001.

                                  FIRST UNION CORPORATION

                                  By:    /s/  MARK C. TREANOR
                                     --------------------------------------
                                              Mark C. Treanor
                                              Executive Vice President,
                                              Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                        Capacity
                 ---------                                        --------
            G. KENNEDY THOMPSON*                    President, Chief Executive Officer and Director
            -------------------
            G. KENNEDY THOMPSON

            ROBERT P. KELLY*                        Executive Vice President and Chief Financial Officer
            ---------------
            ROBERT P. KELLY

            JAMES H. HATCH*                         Senior Vice President and Corporate Controller
            --------------                             (Principal Accounting Officer)
            JAMES H. HATCH

            EDWARD E. BARR*                         Director
            --------------
            EDWARD E. BARR

            G. ALEX BERNHARDT*                      Director
            -----------------
            G. ALEX BERNHARDT

            ERSKINE B. BOWLES*                      Director
            -----------------
            ERSKINE B. BOWLES

            _________________                       Director
            W. WALDO BRADLEY

            ROBERT J. BROWN*                        Director
            ---------------
            ROBERT J. BROWN

            _______________                         Director
            A. DANO DAVIS

            NORWOOD H. DAVIS, JR.*                  Director
            ---------------------
            NORWOOD H. DAVIS, JR.

            B. F. DOLAN*                            Director
            -----------
            B. F. DOLAN

            RODDEY DOWD, SR.*                       Director
            ----------------
            RODDEY DOWD, SR.

            WILLIAM H. GOODWIN, JR.*                Director
            -----------------------
            WILLIAM H. GOODWIN, JR.

            FRANK M. HENRY*                         Director
            --------------
            FRANK M. HENRY

            ERNEST E. JONES*                        Director
            ---------------
            ERNEST E. JONES

            HERBERT LOTMAN*                         Director
            ---------------
            HERBERT LOTMAN

            RADFORD D. LOVETT*                      Director
            -----------------
            RADFORD D. LOVETT

            MACKEY J. MCDONALD*                     Director
            ------------------
            MACKEY J. MCDONALD

            PATRICIA A. MCFATE*                     Director
            ------------------
            PATRICIA A. MCFATE

            JOSEPH NEUBAUER*                        Director
            ----------------
            JOSEPH NEUBAUER

            _________________                       Director
            JAMES M. SEABROOK

            RUTH G. SHAW*                           Director
            ------------
            RUTH G. SHAW

            LANTY L. SMITH*                         Director
            --------------
            LANTY L. SMITH

  *By Mark C. Treanor, Attorney-in-Fact

            /S/ MARK C. TREANOR
            -------------------
            MARK C. TREANOR

Dated: March  15, 2001

                                  EXHIBIT INDEX


Exhibit No.                        Description

(3)(a) Restated Articles of Incorporation of First Union, as amended. (Incorporated by reference to Exhibit (4) to First Union's 1998 Third Quarter Report on Form 10-Q.)
 (3)(b) By-laws of First Union, as amended. (Incorporated by reference to Exhibit (3)(b) to First Union's 1995
            Annual Report on Form 10-K.)
 (4)(a) Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to First Union's Current Report on Form 8-K dated December 20, 2000.)
 (4)(b) All instruments defining the rights of holders of long-term debt of First Union and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
 (5)        Opinion of Ross E. Jeffries, Jr., Esq.
 (23)(a)    Consent of KPMG LLP.
 (23)(b)    Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit (5).)
 (24)       Power of Attorney.